Exhibit 107
Calculation of Filing Fee Tables
Form S-1
(Form Type)
Kenvue Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.01 per share	457(a)	182,329,550	$19.16	$3,493,434,178.00	0.00014760	$515,630.88
	Total Offering Amounts					$3,493,434,178.00		$515,630.88
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$465,732.48
	Net Fee Due							$49,898.40
(1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices of the registrant’s common stock reported as of May 6, 2024 on the New York Stock Exchange.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed (2)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Kenvue Inc.	Form S-4	333-273382	July 24, 2023		$465,732.48	Equity	Common stock, par value $0.01 per share	182,329,550	--
Fee Offset Sources	Kenvue Inc.	Form S-4	333-273382		July 24, 2023						$4,383,663.96
(2)The registrant previously registered 1,716,160,000 shares of common stock, par value $0.01 per share, by means of a registration statement on Form S-4 (File No. 333-273382) initially filed with the Securities and Exchange Commission on July 24, 2023 (the “Form S-4”). In connection with the filing of the Form S-4, the registrant made a contemporaneous fee payment in the amount of $4,383,663.96. 182,329,550 shares of common stock were unsold pursuant to the Form S-4 when such offering was completed. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $465,732.48, the amount of the fee attributable to the unsold securities pursuant to the Form S-4, is available to offset against the current registration fee for this offering. The remaining balance of the registration fee, $49,898.40, will be paid in connection with this offering.